UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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The Williams Companies, Inc.

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On August 24, 2016, The Williams Companies, Inc. issued a press release that, among other things, confirms Corvex Management LP (“Corvex”) has nominated ten Corvex employees to stand for election to the Company’s Board of Directors at the 2016 Annual Meeting of Stockholders to be held on Wednesday, November 23, 2016. Below is a copy of such release.

WILLIAMS CONFIRMS RECEIPT OF CORVEX DIRECTOR NOMINATIONS

No Stockholder Action Required at this Time

TULSA, Okla. August 24, 2016 – The Williams Companies, Inc. (NYSE: WMB) (“Williams” or the “Company”) today confirmed that Corvex Management LP (“Corvex”) has nominated ten Corvex employees, including Keith Meister, to stand for election to the Company’s Board of Directors (the “Board”) at the 2016 Annual Meeting of Stockholders to be held on Wednesday, November 23, 2016.

The Company issued the following statement:

Williams is disappointed that Corvex has launched a distracting and costly proxy contest while Williams is successfully executing its strategic plan and moving forward with its intent to name three new, highly qualified and independent directors as part of its ongoing commitment to maintaining a world-class board of directors.

The Williams Board intends to carefully review Corvex’s nomination notice. No stockholder action is required at this time. Without taking a position on the Corvex 14a-8 shareholder proposal and the Corvex nomination, Williams notes that, should Corvex identify individuals with appropriate expertise, experience and skills who are qualified to serve on the Board, Williams will work constructively with Corvex and seriously consider such candidates for appointment to the Board.

Williams notes that it has taken steps to allow stockholders to submit nominations in compliance with Williams’ bylaws, including extending the nomination deadline to August 25, 2016 and making a clear indication to stockholders of the number of Board seats that would be available. In addition, the Williams Board has stated that it will consider any potential nominees that stockholders feel would be appropriate to join the Board.

Importantly, Williams contacted the directors who resigned from its Board on July 1, 2016, including Keith Meister of Corvex, in connection with its search for new, highly-qualified directors in order to request their input regarding particular areas of expertise or experience to prioritize in its director search. Williams also asked the former directors to suggest specific director candidates.

Since early July, the Williams management team has announced a series of strategic actions, and the Company’s stock has increased in value by approximately 39%.

•	Williams and Williams Partners announced immediate measures designed to enhance their values, strengthen their credit profile and fund the development of a significant portfolio of fee-based growth projects at Williams Partners, while maintaining flexibility as financial and operational plans are being reviewed.

•	Williams Partners expects to implement a Distribution Reinvestment Program (DRIP); Williams intends to reinvest approximately $1.7 billion into Williams Partners through 2017, funded by reduced quarterly cash dividends.

•	Williams Partners announced that it has conditionally committed to execute a new gas gathering agreement with a new producer customer, a private company successor to Chesapeake Energy (NYSE: CHK), in the Barnett Shale. Additionally, Williams Partners and Chesapeake agreed to a revised contract in the Mid-Continent region. Among other benefits, this is expected to reduce customer concentration risk and result in additional drilling and volumes in the basins.

•	Williams and Williams Partners announced that they have agreed to sell the companies’ Canadian businesses to Inter Pipeline Ltd. for combined cash proceeds of $1.35 billion CAD.

•	Williams’ cost reduction initiatives to address the realities of slower growth in key supply areas are on-track, with $55 million in lower adjusted costs for the second quarter of 2016 versus the prior year period despite additional assets being in service.

•	Williams and Williams Partners disclosed a 2017 $3.1 billion growth capital program, approximately three-quarters of which relates to Transco expansions in high growth demand markets under long-term contracts.

While the Company does not comment on M&A rumors, the Williams Board is open minded and evaluates all potentially value enhancing strategic opportunities. Williams has a longstanding policy of open communications with its stockholders. The Williams Board and management team will continue to take decisive actions to position Williams for the future and enhance stockholder value.

Williams (WMB) is a premier provider of large-scale infrastructure connecting North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (WPZ) (“WPZ”), including all of the 2 percent general-partner interest. WPZ is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins and also in Canada, WPZ owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. WPZ’s operations touch approximately 30 percent of U.S. natural gas.

Additional Information

Williams intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2016 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2016 ANNUAL MEETING. Investors and security holders should read the proxy statement carefully before making any voting or investment decisions. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Williams through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Williams with the SEC will be available on Williams’ website at investor.williams.com.

Participants in the Solicitation

Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the matters to be considered at Williams’ 2016 Annual Meeting. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 26, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant documents filed with the SEC.

Forward-looking Statements

This communication may contain forward-looking statements. The forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. The forward-looking statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the most recent Annual Report on Form

10-K for each of Williams and Williams Partners L.P. (“WPZ”) filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Williams’ and WPZ’s filings with the SEC, which factors are incorporated herein by reference Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this communication. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following: whether WPZ will produce sufficient cash flows to provide the level of cash distributions, including incentive distribution rights, that we expect; whether Williams is able to pay current and expected levels of dividends; whether we will be able to effectively execute our financing plan including WPZ’s establishment of a distribution reinvestment plan and the receipt of anticipated levels of proceeds from planned asset sales; availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand; volatility of pricing including the effect of lower than anticipated energy commodity prices and margins; inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers); the strength and financial resources of our competitors and the effects of competition; whether we are able to successfully identify, evaluate and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget; our ability to successfully expand our facilities and operations; development of alternative energy sources; availability of adequate insurance coverage and the impact of operational and developmental hazards and unforeseen interruptions; the impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain permits and achieve favorable rate proceeding outcomes; Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans; changes in maintenance and construction costs; changes in the current geopolitical situation; our exposure to the credit risk of our customers and counterparties; risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital; the amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate; risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities; and acts of terrorism, including cybersecurity threats and related disruptions. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors and security holders not to unduly rely on our forward-looking statements. The forward-looking statements speak only as of the date hereof. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments. Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see the risks described in the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for each of Williams and WPZ filed with the SEC.

Contact:

The Williams Companies, Inc.

Investor Relations:

John Porter, 918-573-0797

or

Brett Krieg, 918-573-4614

or

Media Relations:

Lance Latham, 918-573-9675

or

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher, Andrew Siegel or Dan Moore, 212-355-4449

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